AlexandreFrigon

233 Lockhart, Town of Mount Royal, (Quebec) H3P 1Y3 Canada

514-792-9561

AlexandreFrigon

WORK EXPERIENCE   Xumanii(2006-2010) Founder and CEO

Social Networking website  Allows consumers to broadcast live events and shows on a wireless basis

 Flukii.com (2006 - 2010) Founder and CEO  Marketing - Processing Company and Services

 SPOG international Inc. (2006 - 2010) Consultant Financial operations and overall management

  Burst Record / Management Inc. (2005 - 2006) Founder and CEO  Music producer & Artist management: Canada, US, Europe tours   Record label management

 Parallel Lab Inc. (2002 - 2005) Founder and CEO   Software design  Developed innovative tools to improve efficiency

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     SN Hawaii Inc. (1999 - 2002) Founder and CEO Organization of Ocean safety and lifeguard class in Hawaii

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    Tachyon Design Inc. (1996-1999) Founder and CEO  Web design and programming

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EDUCATION

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    Studied year I of the Chartered Financial Analyst Program CFA Institute, Ass. Invest. Professionals, 2010

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    Bachelor of Commerce (major in Market Finance) Montreal University, École des Hautes Études Commerciales (H.E.C.) 2002

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     Stock Brokerage License  Quebec Securities Commission, 2000

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     Bachelor in International Economics Brébeuf College, 1999